EXHIBIT 5.1

PORTER & HEDGES, L.L.P.

ATTORNEYS AND COUNSELORS AT LAW

1000 MAIN STREET, 36TH FLOOR

HOUSTON, TEXAS 77002-2764

________________________________________________________

TELECOPIER (713) 228-1331

TELEPHONE (713) 226-6600

MAILING ADDRESS: P.O. BOX 4744 HOUSTON, TX 77210-4744

September 22, 2006

T-3 Energy Services, Inc.

7135 Ardmore

Houston, Texas 77054

Re:	T-3 Energy Services, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to T-3 Energy Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to 4,500,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), which may be offered and sold from time to time by a selling stockholder of the Company.

We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

Based on such examination and review and on representations made to us by the officers and directors of the Company, we are of the opinion that the 4,500,000 shares of Common Stock to be offered and sold pursuant to the Registration Statement are validly issued, fully-paid and nonassessable outstanding shares of Common Stock.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that this Firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and

T-3 Energy Services, Inc.

September 22, 2006

regulations of the Commission promulgated thereunder. This opinion supersedes our opinion on this matter dated May 31, 2006.

Very truly yours,

/s/ Porter & Hedges, L.L.P.

Porter & Hedges, L.L.P.